EXHIBIT 3(i)
AMENDED AND RESTATED BY-LAWS
OF
REGENT COMMUNICATIONS, INC.
(effective as of October 24, 2007)
ARTICLE I
STOCKHOLDERS
     SECTION 1. ANNUAL MEETING. The annual meeting of stockholders, for the purpose of electing directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.
     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Chairman of the Board, the President, or the Board of Directors, and shall be called by the President or the Secretary upon the written request of stockholders holding of record twenty percent (20%) or more of all shares of stock outstanding and entitled to vote thereat, to be held at such place, on such date and at such time as the caller of such meeting shall fix. No business other than that specified in the notice shall be considered at any special meeting except with the unanimous consent of all stockholders entitled to receive notice of such meeting.
     SECTION 3. NOTICES OF MEETINGS. Except as otherwise required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation or By-laws of the Corporation), a written notice of each annual and special meeting of stockholders stating the date, time and place thereof, and in the case of a special meeting, the purpose or purposes thereof, shall be personally delivered, or deposited, postage prepaid, in the U.S. mail for delivery, to each stockholder of record entitled to notice of such meeting, not more than sixty (60) days nor less than ten (10) days before the date on which such meeting is to be held. If mailed, such notice shall be addressed to each stockholder at his address as it appears upon the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in accordance with this Section.

At an adjourned meeting, any business may be transacted which could have been transacted at the original meeting.
     Notice of the time, place, and purposes of any meeting of stockholders, whether or not required by law, may be waived in writing, either before or after the holding of such meeting, by any stockholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any stockholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting; provided, however, that such waiver shall not be deemed to permit consideration at a special meeting of any business not specified in the notice.
     SECTION 4. QUORUM; ADJOURNMENT. At any meeting of stockholders, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, except when a greater proportion is required by law. Where a separate vote by a class or classes of stock is to be taken, a majority of the outstanding shares of stock of such class or classes, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
     At any meeting, whether a quorum is present or not, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is presented, any business may be transacted which could have been transacted at the original meeting.
     SECTION 5. ORGANIZATION OF MEETINGS. Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints to act as such.
     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as may seem to him to be in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
     SECTION 6. PROXIES AND VOTING. Every stockholder entitled to vote at a meeting of stockholders or to consent or dissent to corporate action in writing without a meeting may authorize another person to act for him as proxy pursuant to an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. The instrument appointing a proxy must be in writing and must be either signed by the person making the appointment or, in the case of a authorization by means of telegram, cablegram or other form of electronic transmission, must set forth or be submitted with such information from which it may be determined that such telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission duly constituting the appointment of a proxy may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A vote in accordance with the terms of a duly authorized and filed proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the appointment unless notice in writing of such death, incapacity or revocation shall have been given to the Corporation before such vote is taken. The presence of a stockholder at a meeting shall not operate to revoke a proxy unless and until notice of such revocation is given to the Corporation in writing or in open meeting.
     Except as otherwise required by law, all voting, including on the election of directors, may be conducted by voice vote unless a stock vote is demanded by a stockholder entitled to vote or his proxy. Every stock vote shall be taken by written ballot, each of which shall state the name of the stockholder or the proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take an oath and sign faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be conducted by an inspector or inspectors appointed by the chairman of the meeting.
     In all matters other than the election of directors, the affirmative vote of the majority of shares present, in person or by proxy, at the meeting and entitled to vote on the matter shall constitute the act of the stockholders. The election of directors shall be determined by a plurality of the votes of the shares present, in person or by proxy, at the meeting and entitled to vote in the election of directors. Where a separate vote by class or classes is required, the affirmative vote of the majority of shares of each such class present in person or represented by proxy at the meeting shall be the act of such class.
     SECTION 7. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares of stock registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
     SECTION 8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action which is required or may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings or meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
     Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.
ARTICLE II
DIRECTORS
     SECTION 1. NUMBER OF DIRECTORS. The number of directors that shall constitute the entire Board shall be such number as the Board of Directors shall from time to time designate pursuant to the affirmative vote of a majority of the directors then in office, except that in the absence of any such designation, such number of directors shall be two (2). Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there are vacancies on the Board of Directors which are being eliminated by the decrease.
     SECTION 2. ELECTION OF DIRECTORS AND TERM OF OFFICE. At all elections of directors the candidates receiving the greatest number of votes shall be elected. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death.
     SECTION 3. QUALIFICATION OF DIRECTORS. Directors of the Corporation need not be stockholders of the Corporation.

     SECTION 4. VACANCIES IN THE BOARD OF DIRECTORS. In the event a vacancy in the Board of Directors or any director’s office is created by reason of death, resignation, disqualification, removal or other cause or by reason of an increase in the authorized number of directors, the directors then in office, though less than a majority of the whole authorized number of directors, by the vote of a majority of their number, or a sole remaining director, may fill such vacancy for the unexpired term.
     SECTION 5. REGULAR MEETINGS OF DIRECTORS. An annual meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of stockholders of the Corporation. The Board of Directors may, by resolution, provide for other regular meetings of the Board, to be held at such place or places, on such date or dates, and at such time or times as may established by the Board of Directors and published among all of the directors. Notice of the annual and any such other regular meeting of the Board of Directors shall not be required.
     SECTION 6. SPECIAL MEETINGS OF DIRECTORS. Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as the caller of such meeting shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of directors.
     SECTION 7. QUORUM. At any meeting of the Board of Directors, a majority of the whole authorized number of directors shall constitute a quorum for all purposes, except that a majority of the directors then in office shall constitute a quorum for filling a vacancy in the Board of Directors. Whenever less than a quorum is present at any time and place appointed for a meeting of the Board, a majority of those present may, by announcement at the meeting, adjourn the meeting to another place, date or time without further notice or waiver thereof.
     SECTION 8. PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
     SECTION 9. CONDUCT OF BUSINESS AT A MEETING OF THE BOARD. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise required by law and except according to the vote of a greater number as may be required pursuant to Article III, Section 1 hereof with respect to the Executive Committee. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law and except according to the vote of a greater number as may be required pursuant to Article III, Section 1 hereof with respect to the Executive Committee.
     SECTION 10. CONSENT OF DIRECTORS IN LIEU OF MEETING. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
     SECTION 11. POWER OF THE BOARD OF DIRECTORS. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or dome by the Corporation.
     SECTION 12. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other forms of compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
     SECTION 13. CHAIRMAN OF THE BOARD. The Board of Directors shall elect one of its members to serve as the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board may be, but need not be, an officer of the Corporation. The Chairman of the Board shall perform all duties incidental to his position as may be required by law and all such other duties as may be assigned to him by the Board of Directors from time to time.
ARTICLE III
COMMITTEES OF THE BOARD OF DIRECTORS
     SECTION 1. EXECUTIVE COMMITTEE.
          (a) There shall be established an Executive Committee of the Board of Directors composed of five non-management Directors elected by the Board of Directors. The establishment of this Executive Committee and the authority delegated to it hereunder shall be effective upon the earliest closing by the Company after the date hereof of an underwritten public offering of Common Stock of the Company (i) at a per share price of at least $6.50 (equitably adjusted for any stock splits, reverse stock splits or stock dividends accruing after the date hereof) and generating not less than $50,000,000 of gross proceeds payable to the Company, if such public offering occurs prior to June 15, 2000, and (ii) at a per share price of at least $12.00 (equitably adjusted for any stock splits, reverse stock splits or stock dividends accruing after the date hereof) and generating not less than $25,000,000 of gross proceeds payable to the Company (excluding the effect of any over-allotment option) if such public offering occurs on or after June 15, 2000. Those elected to serve are Kenneth J. Hanau, William H. Ingram, Richard H. Patterson, William P. Sutter, and John H. Wyant. Each member of the Executive Committee shall hold office until his death or resignation, or until he shall cease to be a Director.
          (b) The Executive Committee shall have the power and authority of the Board of Directors, in accordance with applicable Delaware law, to review and make recommendations to the Board of Directors regarding:
                    (i) the purchase or lease by the Company or any subsidiary thereof of any business or assets, other than the purchase or lease of assets in the ordinary course of business (a purchase or lease of any radio broadcasting station or Federal Communications Commission license not being a purchase or lease in the ordinary course), or the execution of any agreement providing for the purchase, lease, construction or management of or in respect of radio broadcasting stations (including time brokerage agreements and local marketing agreements and the like);
                    (ii) the sale of any assets (other than substantially all) of the Company or any subsidiary thereof, or the execution of any agreement in respect thereof (other than the sale of advertising time and excess or obsolete furniture, fixtures or equipment in the ordinary course of business);
                    (iii) the issuance or sale of any equity or debt securities of the Company or any subsidiary thereof or any rights to acquire any of such equity or debt securities (including options and warrants) or the issuance or sale of stock appreciation or other “phantom” stock rights, other than Permitted Issuances (as defined below), or the execution of any agreements in respect thereof;
                    (iv) the incurrence or assumption of any Indebtedness (as defined below) by the Company or any subsidiary thereof, other than Permitted Indebtedness (as defined below); and
                    (v) any amendment or modification of Article III, Section 1, of these by-laws or any other by-law amendments to the extent they relate to the Executive Committee or its power or authority.
     All matters of the nature described above shall, before any action may be taken thereon by the Board of Directors, first be delegated to the Executive Committee by the Chairman of the Board or President for review and recommendation to the Board of Directors.
     For purposes of this Section, the following definitions shall apply:
     “Indebtedness” means the principal of, premium, if any, and unpaid interest on: (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner by the Company, or in effect guaranteed, directly or indirectly, in any manner by the Company through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by the Company, even though the Company has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of the Company created or arising under any conditional sale, lease (intended primarily as a financing device) or title retention or security agreement with respect to property acquired by the Company even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property, and (e) renewals, extensions and refunding of any such indebtedness.
     “Permitted Indebtedness” means (i) Indebtedness of the Company outstanding as of the date the establishment of the Executive Committee becomes effective; and (ii) Indebtedness to the extent permitted under the Company’s senior credit facility in effect as of the date the establishment of the Executive Committee becomes effective.
     “Permitted Issuances” means any of the following: (i) the issuance of shares of Common Stock on the conversion of any shares of convertible securities of the Company outstanding as of the date the establishment of the Executive Committee becomes effective; (ii) the issuance of shares of Common Stock upon the exercise of outstanding options or warrants to purchase Common Stock or Preferred Stock of the Company; and (iii) the grant and/or exercise of options under the Company’s 1998 Management Stock Option Plan or other stock option plan of the Company duly authorized in accordance with these by-laws.
          (c) Anything to the contrary notwithstanding, the Executive Committee shall not have the power to amend, alter or repeal any resolution of the Board of Directors relating to a matter that has been previously referred to the Executive Committee in accordance with this resolution that has been adopted by the affirmative vote of two-thirds of the total number of Directors or that shall not be within the scope of the matters specified in Section 1(b) as subject to review by the Executive Committee.
          (d) In the event the Executive Committee votes to recommend any action to the Board of Directors, the Board of Directors may approve or reject such action by a vote of a majority of the voting Directors (assuming that a quorum is present). In the event the Executive Committee votes not to recommend any such action or within 10 business days after the matter has been referred to it in writing by the Chairman of the Board or the President, fails to provide any recommendation, or if the Board of Directors has determined to act on any matter described herein to be delegated to the Executive Committee without first seeking the recommendation of the Executive Committee with respect thereto, the Board of Directors may approve such action or matter by, and only by, the affirmative vote of two-thirds of the total number of Directors with respect to matters described in Section 1(b)(i)-(iv) and by the affirmative vote of three-fourths of the total number of Directors with respect to matters described in Section 1(b)(v) above.
          (e) The Executive Committee shall meet from time to time as may be necessary on notice from the Chairman of the Board, the President or any member of the Executive Committee. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall maintain custody of all data furnished to, and all rules of, the Committee, shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such rules of procedure shall be subject to revision or alteration by a three-fourths vote of the total number of Directors.
          (f) Vacancies on the Executive Committee shall be filled by appointment by the Board of Directors.
          (g) Compensation for attendance at Executive Meetings shall be as determined from time to time by the Board of Directors.
          (h) The existence of the Executive Committee and the provisions regarding its rights and duties contained herein shall terminate on the earlier of the third anniversary of its establishment or on the affirmative vote of three-fourths of the total number of Directors. Further, neither the power or authority of the Executive Committee, nor the manner in which the Executive Committee shall act in respect of matters to be delegated to it, nor the provisions of this Article III in respect of the Executive Committee shall be amended or modified by the Board of Directors without the prior approval of the Executive Committee unless approved by the vote of three-fourths of the total number of Directors.
     SECTION 2. OTHER COMMITTEES. The Board of Directors, by the vote of a majority of the whole Board, may from time to time designate one or more committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure, direction and control of the Board. The resolution establishing each such committee shall specify a designation by which it shall be known, fix its powers and authority, and elect a director or directors to serve as its member or members, designating, if the Board desires, other directors as alternate committee members who may replace any absent or disqualified member at any meeting of the committee. An act or authorization of an act by any such committee within the authority lawfully delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors. No such committee shall abrogate any of the powers or authority specifically given to the Executive Committee in Section 1 of this Article III.
     SECTION 3. CONDUCT OF BUSINESS AT COMMITTEE MEETINGS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided by law. Adequate provision shall be made for notice to members of all meetings. One-third (1/3) of the members shall constitute a quorum. All matters shall be determined by a majority vote of the members present, except that a recommendation by the Executive Committee that the Board of Directors approve or reject any action shall be made by the majority vote of the total members of the Executive Committee. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV
OFFICERS
     SECTION 1. OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, President, Secretary, and Treasurer, and such other officers and assistant officers as the Board of Directors may determine from time to time. If the Board of Directors elects the Chief Executive Officer or any other officer to be the Chairman of the Board, then the position of Chairman of the Board also shall be an officer of the Corporation. Any number of offices may be held by the same person.
     SECTION 2. ELECTION AND TERM OF OFFICE. Each officer of the Corporation shall be elected by the Board of Directors, and shall hold office until the annual meeting of the Board of Directors following his election or until his earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time, with or without cause. The Board of Directors may fill any vacancy in any office occurring from whatever cause.
     SECTION 3. DUTIES OF OFFICERS. Each officer and assistant officer shall have such duties, responsibilities, powers and authority as are prescribed below and as are assigned to him by the Board of Directors from time to time. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
               (a) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall be responsible for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive officer and those which are delegated to him by the Board of Directors. The Chief Executive Officer shall have the power to take all actions as these By-Laws may provide to the President of the Corporation including, without limitation, the powers granted to the President in Article I, Section 2, Article II, Section 6, Article IV, Section 4, and Article VI, Section 1. He shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.
               (b) PRESIDENT. The President shall be the chief operating officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he shall have the responsibility for the general operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer and those delegated to him by the Board of Directors. He shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.
               (c) VICE PRESIDENT. The Vice President, if one be elected, shall perform such duties as may from time to time be assigned to him by the Board of Directors. At the request of the Chairman of the Board or the President, or in the absence or disability of the President, the Vice President designated by the Chairman of the Board or the President (or in the absence of such designation, the Vice President designated by the Board of Directors), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of the Vice President to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments shall be coordinated with like authority of the President.
               (d) SECRETARY. The Secretary shall issue all authorized notices for, and shall keep the minutes of, all proceedings of the Board of Directors and of the stockholders and make a proper record of the same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors, shall, in the absence of a duly appointed transfer agent, take charge of the stock book of the Corporation, and shall issue and attest all certificates of stock. He shall have the authority to sign all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature at the express direction of the Board of Directors or with the countersignature of the Chairman of the Board, the President, or of any other officer expressly authorized to do so. He shall further have such other powers as are commonly incident to the office of Secretary and all the powers and duties which the Board of Directors may, from time to time, assign to him.
               (e) TREASURER. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. He shall perform such other duties as are commonly incident to the office of Treasurer and as may from time to time be assigned by the Board of Directors to him.
               (f) ASSISTANT AND SUBORDINATE OFFICERS. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors and perform such duties as the Board of Directors may prescribe.
               SECTION 4. ACTION WITH RESPECT TO SECURITIES OF OTHER ENTITIES. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President or any other officer of the Corporation authorized by the Chairman of the Board or the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of, or with respect to any action taken by, the stockholders, partners, members or other equity owners of any corporation, partnership, limited liability company or other entity in which the Corporation may hold securities, and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

ARTICLE V
STOCK
     SECTION 1. UNCERTIFICATED SHARES OF STOCK; CERTIFICATES OF STOCK. To the extent permitted by applicable law and unless otherwise provided by the Corporation’s Certificate of Incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in such uncertificated form. Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the Corporation, nor shall such a resolution apply to a certificated share issued in exchange for an uncertificated share. Within a reasonable time after the issuance or transfer of uncertificated shares the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. Notwithstanding the foregoing, upon the written request of a holder of shares of the Corporation delivered to the Secretary of the Corporation, such holder is entitled to receive one or more certificates representing the shares of stock of the Corporation held by such holder. Any certificate representing the stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe, signed by, or in the name of the Corporation, by the Chairman of the Board or the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned. Any and all of the signatures on a certificate may be by facsimile.
     SECTION 2. TRANSFERS OF STOCK. The shares of stock of the Corporation shall be transferable only on the stock transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate of stock or stock in uncertificated form is issued in accordance with Section 4 of ARTICLE V of these By-laws, an outstanding certificate of stock or stock in uncertificated form shall be surrendered for cancellation before a new certificate of stock or stock in uncertificated form representing the same shares is issued.
     Shares of stock of the Corporation are transferable upon surrender for cancellation of a certificate of stock or stock in uncertificated form representing the shares to be transferred, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its transfer agent may reasonably require.
     SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, a new certificate or replacement stock in uncertificated form may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning such proof of loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     SECTION 4. OTHER REGULATIONS. The issue, transfer, conversion and registration of certificates of stock or stock in uncertificated form shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
RECORD DATE
     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of the Corporation, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect if such change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, nor more than sixty (60) days prior to the time of any dividend or distribution payment date or any date for the allotment of rights, or other matter provided by law. If no record date has been so fixed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, then such record date shall be the close of business on the day next preceding the day on which notice of the meeting is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date has been so fixed for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of the period commencing with the record date and continuing until completion of the meeting (including all adjournments thereof) or the transaction to which the record date pertains.
     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by ARTICLE I, Section 8 hereof. If no record date has been fixed by the

Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporation action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OTHER PERSONS
     SECTION 1. INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.
     SECTION 2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses of directors and executive officers of the Corporation, and may pay the expenses of all other officers, employees or agents of the Corporation, incurred in defending any proceeding, in advance of its final disposition, PROVIDED, however, that the payment of expenses incurred by a director, officer, employee or agent in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that the director, officer, employee or agent is not entitled to be indemnified under this Article VII or otherwise.
     SECTION 3. CLAIMS. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
     SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 5. OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity, shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
     SECTION 6. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, trustee, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan), against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     SECTION 7. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VIII
AMENDMENT
     These By-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting or written consent in lieu thereof in accordance with these By-laws.
ARTICLE IX
MISCELLANEOUS
     SECTION 1. NOTICES. Except as otherwise provided herein or as required by law, any notices required to be delivered pursuant to these By-laws shall be in writing and shall be effectively given by hand delivery to the recipient thereof, by depositing such notice in the U.S. mails, postage pre-paid, or by sending such notice by pre-paid telegram or mailgram addressed to the recipient at his last known address on the books of the Corporation. The time when such notice is received, if hand delivered, or the time when such notice is dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.
     A written waiver of any notice, signed by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. With respect to the waiver of notice of any meeting, neither the business nor the purpose of the meeting need be specified the waiver.
     SECTION 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of such seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
     SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith on the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or the committees of the Board of Directors, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
     SECTION 5. TIME PERIODS. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.”